UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Based upon a clarification of GAAP received on August 10, 2006, the Audit Committee of our Board of Directors concluded on August 14, 2006 that our unaudited financial statements for the quarter ended March 31, 2006 must be restated to increase "gain on warrant liability marked to fair value" from the originally-reported $12.3 million to approximately $115 million.

The restatement relates to a requirement to reflect in first-quarter income a "fair market value" adjustment for warrants issued in connection with the Company’s 2006 Private Placement. The requirement arose because we did not then have enough authorized common stock to honor exercises of these warrants and therefore recorded a liability that requires a fair value adjustment at each balance sheet date. In determining the initial value of the liability, we estimated the fair value of the warrants. One component of this estimate was the fair market value of our common stock on March 7, 2006. On March 7, the closing market price of our common stock was $0.24. The market, however, did not possess the information that we were issuing these many warrants (exercisable at $0.02 per share) and related convertible notes (convertible at $0.02 per share). When this information was publicly disclosed, the market price naturally fell; on March 8 and 9, the two days of trading after the public disclosure, the average closing price was $0.13.

We believed, and still believe, that if the market had known this information on March 7 the March 7 closing price would have been approximately $0.13, and that therefore the "true" market value of our common stock on March 7 was $0.13 per share. We used the $0.13 figure in estimating the initial liability that was marked to market in the first-quarter financial statements and reported, under the GAAP rule known as EITF No. 2000-19, a phantom "gain on warrant liability marked to fair value" of $12,300,000.

Under the new clarification, using the $0.24 figure is mandatory. Accordingly, we will restate the first-quarter financial statements to show a phantom EITF No. 2000-19 "gain on warrant liability marked to fair value" of approximately $115 million, rather than of $12.3 million.

On April 11, 2006, we effectuated, by making the appropriate filing with the Delaware Secretary of State, an amendment of our certificate of incorporation to increase our authorized number of shares of common stock from 170,000,000 to 3,500,000,000. We now have enough authorized but unissued shares of common stock to enable the conversion or exercise of all of our outstanding derivative securities, in accordance with their terms.

The audit committee has discussed this matter with our auditors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

August 14, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer and Chief Financial Officer